EXHIBIT 99.1

Nascent Biotech and Hisun Announce an Exclusive License Agreement for the Development and Commercialization of Nascent's Primary Asset, Pritumumab, in Mainland China.

Development planned for multiple Epithelial Cancer Types, starting with brain cancer, in Mainland China.

July 18, 2016 10:23 am EDT

Dateline: TAIZHOU, Zhejiang Province, China & Vero Beach, FL, USA

Public Company Information: OTC: NBIO

Taizhou, Zhejiang Province, China & Vero Beach, FL USA.- Nascent Biotech, Inc. (OTC: NBIO), and Zhejiang Hisun Pharmaceutical Company Ltd., today announced they have entered into an exclusive licensing agreement for the development and commercialization of Nascent's primary asset, Pritumumab, a monoclonal antibody for the treatment of epithelial cancers (which include brain, pancreas, colon, lung and breast), in mainland China. The agreement between the two companies licenses development, manufacture and commercialization rights for Pritumumab to Hisun, for the treatment of epithelial cancers in China.

"There are significant unmet medical needs in a variety of cancers," said Sean Carrick, President of Nascent Biotech. "Nascent is committed to changing patient expectations in some of the world's most debilitating cancers, and licensing Pritumumab to Hisun for therapeutic use in China will bring this promising treatment to significantly more patients who are in need. We're highly encouraged by the potential of Pritumumab to deliver an innovative, first-in-class treatment option, and we are delighted to be working closely with Hisun in this collaboration."

Mr. Bai Hua, Chairman of Hisun, expressed that licensing this promising biotech asset will enable Hisun to significantly move forward its goal of diversifying its product portfolio with branded and generic products and achieving Hisun's long-term vision of "becoming a widely respected international pharmaceutical company" by "persisting in pharmaceutical innovation for the benefit of human beings."

Under the terms of the agreement, Nascent Biotech will provide to Hisun its Master Cell Bank and related technology, which will allow Hisun to quickly begin manufacturing and further clinical development of Pritumumab in China.

"We are confident that this license agreement will allow Hisun to rapidly fill an unmet need in the cancer space while enabling Nascent to continue to advance this valuable asset in the US. Both companies will benefit greatly from this License arrangement," added Dr. Haibin Wang, Senior Vice President, Head of Hisun Biopharmaceutical.

About Zhejiang Hisun Pharmaceuticals

With Revenues over $2 Billion annually, Hisun was founded in 1956, the vision of Zhejiang HISUN Pharmaceuticals Co., Ltd. (stock code 600267 - hereinafter called "HISUN") is to become "a widely respected international pharmaceutical company" by advancing its mission of "persisting in pharmaceutical innovation for the benefit of human beings." It focuses on the integration of pharmaceutical research and development (R&D) with production resources in order to provide its global customers with outstanding products and services. Visit http://www.hisunpharm.com/.

About Nascent Biotech Inc

Nascent Biotech, Inc is a clinical-stage biotech company engaged in the development of monoclonal antibodies to be used in the treatment of various cancers. Its products are not commercially available. For further information please visit our website www.nascentbiotech.com.

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